As filed with the Securities and Exchange Commission on July 11, 2000
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                         INSIGNIA FINANCIAL GROUP, INC.
                       (f/k/a Insignia/ESG Holdings, Inc.)
             (Exact name of registrant as specified in its charter)

   Delaware                                     56-2084290
   (State or other jurisdiction of              (I.R.S. Employer Identification
   incorporation or organization)               Number)

                                 200 Park Avenue
                            New York, New York 10166
               (Address of principal executive offices) (Zip Code)

                               WARRANT AGREEMENTS
                            (Full title of the Plan)

                              Adam B. Gilbert, Esq.
             Executive Vice President, General Counsel and Secretary
                         Insignia Financial Group, Inc.
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 984-8033
                      (Name, address and telephone number,
                   including area code, of agent for service)
              -----------------------------------------------------
                        COPIES TO: Arnold S. Jacobs, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
              -----------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of        Amount to      Proposed maximum   Proposed maximum  Amount of
securities to   be registered  offering price     aggregate         registration
be registered                  per share          offering price    fee
--------------------------------------------------------------------------------
Common Stock,   1,493,000       $8.992(2)         $13,427,312.50    $3,544.81
par value       shs(1)
$0.01 per share
---------------------
(1) Shares of Common Stock registered for sale upon exercise of outstanding warrant agreements (the "Warrants").
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The Warrants have exercise prices ranging from $8.00 to $13.0625, with an average exercise price of $8.99.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
     ------   ---------------------------------------


     Insignia Financial Group, Inc., formerly known as Insignia/ESG Holdings, Inc. (the "Corporation"), incorporates by reference herein the following documents filed by it with the Securities and Exchange Commission (File No. 1-14373) pursuant to the Securities Exchange Act of 1934, as amended:

     1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1999;

     2. Amendment No. 1 to the Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1999;

     3. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     4. The Corporation's Current Report on Form 8-K filed May 25, 2000; and

     5. The description of the Corporation's capital stock contained in its Registration Statement on Form 10/A filed August 7, 1998, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

     ITEM 4. DESCRIPTION OF SECURITIES.
     ------  -------------------------

     Not Applicable.

     ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.
     ------  -------------------------------------

     Not applicable.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     ------  -----------------------------------------

     The Corporation is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Tenth of the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Corporation provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, and the Corporation has entered into agreements with all its executive officers and directors with respect to such indemnification. Reference is made to the Certificate of Incorporation of the Corporation and such agreements, incorporated by reference as Exhibits 3.1 and 10.18, respectively, to the Corporation's registration statement on Form 10.

     The indemnification agreements entered into by the Corporation with all of its directors and its executive officers and one senior executive officer are based on the provisions of the General Corporation Law of the State of Delaware, which are contained primarily in Section 145 of the General Corporation Law of the State of Delaware, but are intended to provide broader indemnification than that which is specifically provided by Section 145. The indemnification agreements provide generally that the Corporation will to the fullest extent permitted by applicable law indemnify the director or executive officer against expenses arising from any event or occurrence, either prior to or after the time the indemnification agreement is executed, related to the fact that such person is or was serving as a director or executive officer of the Corporation (or of another entity at the Corporation's request).

     The Corporation currently has directors and officers liability insurance policies (the "Policies") in place with Executive Risk Speciality Insurance Company and Chubb Insurance Company. The Policies are "claims made" policies with a $20,000,000 aggregate coverage amount. However, the Board of Directors believes that it serves the Corporation's best interest to supplement this coverage or any coverage which the Corporation may maintain in the future by agreeing by contract to indemnify directors and executive officers to the fullest extent permitted under applicable law.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transactions from which the director derived an improper personal benefit. Article Eleventh of the Corporation's Certificate of Incorporation contains such a provision.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
     ------  -----------------------------------

     Not applicable.

     ITEM 8. EXHIBITS.
     ------  --------

     4.1 Form of Warrant Agreement entered into between the Registrant and each of the following individuals:

          James A. Aston
          Andrew L. Farkas
          Frank M. Garrison
          Ronald Uretta

          Incorporated by reference to Exhibit 10.2(v) of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-14373)

     4.2 Form of Warrant Agreement entered into between the Registrant and each of the following individuals:

          Richard Archer                    Lucy Jennings
          Chris Batham-Read                 Michael Jones
          Stephen Benson                    John Lea
          Kate Blumenthal                   Antony Leech
          Peter Bolton                      Mark Lethbridge
          David Boyne                       Simon Lewsey
          James Brounger                    Peter Matthews
          Timothy Coleman                   Sean Maxwell
          Peter Cooper-Perry                David Noble
          Tony Dann                         Matthew Pullen
          Nanette Gibb                      Karen Queen
          Guy Gilfillan                     Simon Radford
          Sara Golledge                     Robert Riley
          John Griffiths                    Stewart Smith
          Christine Hanson                  Mark Symonds
          Rob Hayes                         Christian Vydra
          Andrew Hearn                      Stuart Webster
          David Heighway

     4.3 Form of Warrant Agreement entered into between the Registrant and each of the following individuals:

          Robert J. Denison
          Robin L. Farkas
          Robert G. Koen
          H. Strauss Zelnick

     Incorporated by reference to Exhibit 10.2(w) of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-14373).

     5     Opinion of Proskauer Rose LLP

     23.1  Consent of Ernst & Young LLP

     23.2  Consent of Proskauer Rose LLP (included in Exhibit 5)

     24    Power of Attorney

     ITEM 9. UNDERTAKINGS.
     ------  ------------

     (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of July, 2000.

                                                  INSIGNIA FINANCIAL GROUP, INC.

                                                    By:  /S/ ANDREW L. FARKAS
                                                         -----------------------
                                                         Andrew L. Farkas
                                                         Chairman and
                                                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                     TITLE                              DATE
----------                     -----                              ----


/S/  ANDREW L. FARKAS          Chief Executive Officer            July 11, 2000
---------------------------    and Director
Andrew L. Farkas               (Principal Executive Officer)

/S/  JAMES A. ASTON            Chief Financial Officer            July 11, 2000
---------------------------    (Principal Financial and
James A. Aston                 Accounting Officer)


/S/ ROBERT K. DENISON          Director                           July 11, 2000
---------------------------
Robert K. Denison

/S/ ROBIN L. FARKAS            Director                           July 11, 2000
---------------------------
Robin L. Farkas

/S/ ANDREW J.M. HUNTLEY        Director                           July 11, 2000
---------------------------
Andrew J.M. Huntley

/S/  ROBERT G. KOEN            Director                           July 11, 2000
---------------------------
Robert G. Koen

/S/  STEPHEN B. SIEGEL         Director                           July 11, 2000
---------------------------
Stephen B. Siegel

/S/  H. STRAUSS ZELNICK        Director                           July 11, 2000
---------------------------
H. Strauss Zelnick

Exhibit 4.2
                                                         WARRANT NO. ___________



                         INSIGNIA FINANCIAL GROUP, INC.

                                WARRANT AGREEMENT
                                -----------------


THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, EXCHANGED, MORTGAGED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AND ARE SUBJECT TO OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN. BY HIS ACCEPTANCE HEREOF, THE HOLDER OF THIS AGREEMENT REPRESENTS THAT HE IS ACQUIRING SUCH SECURITIES FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD THE DISTRIBUTION OR RESALE THEREOF.

     WARRANT AGREEMENT, dated as of February 15, 2000 (this "Agreement"), by and between Insignia Financial Group, Inc. (the "Company") and _______ (the "Employee").


                              PRELIMINARY STATEMENT
                              ---------------------

     The purpose of this Agreement is to evidence the grant of a warrant to purchase common stock of the Company to the Employee, who is a key employee of the Company or a subsidiary of the Company. The general purpose of the grant is to promote the interests of the Company and its stockholders by providing to the Employee additional incentives to continue and increase his efforts with respect to, and to remain in the employ of, the Company or a subsidiary of the Company.

     The Board of Directors and the Compensation Committee of the Board of Directors of the Company (the "Committee") have authorized the granting to the Employee of a warrant (the "Warrant") to purchase the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth below. The Committee shall have the authority to administer and interpret the terms of this Agreement.

     Accordingly, the parties hereto agree as follows:

     1. GRANT OF WARRANT. Subject in all respects to the terms and conditions set forth herein, the Employee is hereby granted a Warrant to purchase from the Company up to _______ shares of Common Stock at a price per share of $13.0625 (the "Exercise Price"). This Agreement shall be numbered and registered on the books of the Company.

     2.   EXERCISE.
          --------

     (a) The Warrant shall become exercisable in installments on the dates provided below, which shall be cumulative; provided that the Employee has not incurred a Termination of Employment with the Employer prior to that date. To the extent that the Warrant has become vested and exercisable with respect to a percentage of shares of Common Stock granted as provided below, the Warrant may thereafter be exercised by the Employee, in whole or in part, at any time or from time to time prior to the expiration of the Warrant as provided herein, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee and payment in full of the Exercise Price multiplied by the number of shares of Common Stock so exercised. Upon expiration of the Warrant, the Warrant shall be canceled and no longer exercisable. The following table indicates the dates (the "Vesting Dates") upon which the Employee shall be entitled to exercise the Warrant with respect to the percentage of shares granted as indicated beside that date:

          VESTING DATE                        PERCENT VESTED
          ------------                        --------------

          February 15, 2001                          20%
          February 15, 2002                          40%
          February 15, 2003                          60%
          February 15, 2004                          80%
          February 15, 2005                          100%

     There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date.

     (b) Notwithstanding any other provision to the contrary, to the extent this Warrant is not vested upon the Employee's Termination of Employment, the Warrant shall, upon such Termination of Employment, be non-exercisable and shall be canceled.

     (c) The Employee may exercise the Warrant in whole or in part at any time and from time to time prior to the expiration of the Warrant as provided herein by serving written notice of such exercise on the Committee accompanied by payment in full of the aggregate Exercise Price. The Company will not be under obligation to deliver to the Employee any Common Stock unless and until all legal matters in connection with the issuance and delivery of the Common Stock have been approved by the Company's counsel. Payment of the aggregate Exercise Price shall be made in a manner acceptable to the Committee, in its sole discretion, and payment shall generally be made in cash or in shares of Common Stock which the Employee has owned for at least six months (and for which the Employee has good title free and clear of any liens and encumbrances) based on the fair market value of the Common Stock on the payment date as determined by the Committee (or any combination thereof) against delivery of the shares of Common Stock.

     The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrant. If any fractional share of Common Stock would, except for this provision, be issuable upon the exercise of the Warrant, the Company shall pay an amount in cash equal to the current fair market value of such fractional share of Common Stock.

     3.   TERMINATION.
          -----------

     To the extent warrants have vested at the time of an Employee's Termination of Employment, the Warrants shall remain exercisable as follows:

     (a) In the event of the Employee's Termination of Employment by reason of death, Disability or Retirement, the Warrant shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination of Employment or
(ii) the expiration of the stated term of the Warrant pursuant to Section 3 hereof; provided, however, that in the case of Retirement, if the Employee dies within such one (1) year exercise period, any unexercised Warrant held by such Employee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the Warrant pursuant to Section 4 hereof.

     (b) In the event of the Employee's involuntary Termination of Employment without Cause, the Warrant shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination of Employment or (ii) the expiration of the stated term of the Warrant pursuant to Section 3 hereof.

     (c) In the event of the Employee's voluntary Termination of Employment, the Warrant shall remain exercisable until the earlier of (i) thirty (30) days from the date of such Termination of Employment or (ii) the expiration of the stated term of the Warrant pursuant to Section 3 hereof.

     (d) In the event of the Employee's Termination of Employment for Cause or in the event of a Employee's voluntary termination within ninety (90) days after an event that would be grounds for a Termination of Employment for Cause, the Employee's entire Warrant (whether or not vested) shall be forfeited and canceled in its entirety upon such Termination of Employment.

     4. TERM. Subject to the provisions of Section 3, the Warrant will expire on the date which is five (5) years and six (6) months from the date of this Agreement.

     5. CHARACTER OF SHARES. Shares of Common Stock deliverable under the terms of this Agreement shall be shares of Common Stock held in the Company's treasury.

     6. RESERVATION OF SHARES. The Company shall at all times reserve a number of shares of Common Stock held in the Company's treasury equal to the maximum number of shares of Common Stock that may be subject to the Warrant.

     7. RESTRICTION ON TRANSFER OF WARRANT. The Warrant is not transferable otherwise than by will or under the applicable laws of descent and distribution. During the lifetime of the Employee, the Warrant may be exercised only by the Employee or the Employee's guardian or legal representative. In addition, the Warrant shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Warrant shall not be subject to execution, attachment or similar process. Any other attempt to transfer, assign, negotiate, pledge or hypothecate the Warrant shall be void.

     8. RESTRICTIONS ON TRANSFER OF SHARES OF COMMON STOCK. Neither any of the shares of Common Stock purchased upon exercise of the Warrant, nor any interest therein, may be sold, transferred, or otherwise disposed of in the absence of registration or qualification, as the case may be, of the same under the Securities Act and applicable state securities laws, or an exemption therefrom.

     Unless the sale of the shares of Common S tock to be purchased upon exercise of the Warrant is registered pursuant to an effective registration statement under the Securities Act at the time of such exercise, each certificate for shares of Common Stock initially issued upon exercise of the Warrant shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
          OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, EXCHANGED, MORTGAGED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IT IS ACQUIRING SUCH SECURITIES FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD THE DISTRIBUTION OR RESALE THEREOF."

     9. INVESTMENT LETTER. Unless the sale of the shares of Common Stock to be purchased upon exercise of the Warrant is registered pursuant to an effective registration statement under the Securities Act at the time of such exercise, prior to the delivery to the Employee of certificates or other documents representing the shares of Common Stock, the Employee will execute and deliver to the Company a letter, in form and substance satisfactory to the Company, containing the following representations, warranties, covenants, and agreements:

     (a) The Employee is acquiring the shares of Common Stock for his own account (and not for the account of others), for investment purposes only, and not with a view toward the resale or distribution thereof;

     (b) By virtue of the Employee's position, he has access to the same kind of information which would be available in a registration statement filed under the Securities Act and he has received copies of all Reports on Forms 10-K, 10-Q, and 8-K, and other forms, required to be filed and filed by the Company with the Securities and Exchange Commission;

     (c) The Employee understands that he may not sell or dispose of the shares of Common Stock in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act and applicable state securities laws;

     (d) The Employee understands and agrees that if he should decide to dispose of or transfer any of the shares of Common Stock, he may dispose of them
(i) only in compliance with the Securities Act as then in effect, and (ii) upon delivery to the Company of an opinion, in form and substance reasonably satisfactory to the Company, of recognized securities counsel to the effect that the disposition or transfer is to be made in compliance with all applicable federal and state securities laws; and

     (e) The Employee understands that stop transfer instructions to the foregoing effect will be in effect with respect to the shares of Common Stock.

     10. RIGHTS AS A STOCKHOLDER. The Employee shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Warrant until the Employee shall have become the holder of record of the shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock.

     11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The Committee may make or provide for such adjustments in the maximum number of shares of Common Stock specified in Section 1, in the number of shares of Common Stock covered by the Warrant granted hereunder, and/or in the Exercise Price applicable to the Warrant or such other adjustments in the number and kind of securities received upon the exercise of the Warrant, as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of the Employee or to otherwise recognize the effect that otherwise would result from any stock split, stock dividend, combination or reclassification of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. If any merger, consolidation or similar transaction affects the Common Stock subject to the unexercised or unvested portion of the Warrant, the Committee or a committee of the board of directors of any surviving or acquiring corporation shall take such action as is equitable and appropriate to substitute a new warrant for the Warrant or to assume the Warrant in order to make such new or assumed warrant, as nearly as may be practicable, equivalent to the Warrant.

     12. NON-ALIENATION OF BENEFITS. Except as provided herein, no right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

     13. TERMINATION AND AMENDMENT. Subject to the Employee's consent as described below, the Board of Directors of the Company may at any time terminate, modify or amend this Agreement in such respects as it shall deem advisable; provided, however, that any such termination, modification or amendment shall comply with all applicable laws, applicable stock exchange listing requirements and applicable requirements for exemption (to the extent necessary) under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No termination, modification or amendment of this Agreement may, without the consent of the Employee, adversely affect the rights of the Employee with respect to the Warrant. With the consent of the Employee, the Committee may agree to cancel the Warrant and issue a new warrant in substitution therefor, provided that the new warrant shall satisfy all of the requirements of this Agreement as of the date such new warrant is granted.

     14. WITHHOLDING. The Company shall have the right to deduct from any payment to be made to the Employee, or to otherwise require, prior to the delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Employee of, any taxes required by law to be withheld. The Committee may in its discretion permit any such withholding obligation with regard to the Employee to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned by the Employee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Employee.

     15. NO OBLIGATION TO CONTINUE EMPLOYMENT. This Agreement does not guarantee that the Company will employ the Employee for any specific time period, nor does it modify in any respect the Company's right to terminate or modify the Employee's employment or compensation.

     16. EFFECTIVENESS OF THE AGREEMENT. This Agreement is effective as of the date first set forth above.

     17. SEPARABILITY. This Agreement shall be administered in accordance with Rule 16b-3 under the Exchange Act. If any of the terms and provisions of this Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act, then such terms and provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

     18. NON-EXCLUSIVITY OF THIS AGREEMENT. The execution of this Agreement by the Company shall not be construed as creating any limitations on the power of the Board of Directors of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash, and such arrangements may be either generally applicable or applicable only in specific cases.

     19. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of the Warrant, the Employee shall be deemed to have agreed that the Warrant is special incentive compensation and that it will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company. In addition, each beneficiary of the Employee shall be deemed to have agreed that the Warrant will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Employee which is payable to such beneficiary under any life insurance plan covering employees of the Company.

     20. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     21. NOTICES. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

     If to the Company, to:

         Insignia Financial Group, Inc.
         200 Park Avenue
         New York, New York 10166
         Attn:  General Counsel

     If to the Employee, to:

         the address indicated after his signature at the end of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                            INSIGNIA FINANCIAL GROUP, INC.



                                            BY:
                                            Authorized Officer


                                            EMPLOYEE



                                            BY:
                                            Name:
                                            Address:

                                                                      Exhibit 5

                        Letterhead of Proskauer Rose LLP


                                                    July 11, 2000


The Board of Directors
Insignia Financial Group, Inc.
200 Park Avenue
New York, New York  10166

Ladies and Gentlemen:

     We are acting as counsel to Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.), a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,493,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company held by the Company as treasury shares. The Shares may be sold by the Company pursuant to exercise of the warrant agreements (the "Warrants") referred to in the Registration Statement.

     We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments and certificates of public officials and of representatives of the Company, and have made such investigation of law and fact, as we have deemed appropriate for purposes of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable, and upon the sale and transfer of the Shares upon exercise of the Warrants in accordance with their terms, payment of the applicable warrant exercise price therefor, upon compliance with applicable securities laws and assuming no change in the applicable law or pertinent facts, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                    Very truly yours,



                                                    /s/  Proskauer Rose LLP

                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) pertaining to the registration of 1,493,000 shares of Common Stock of Insignia Financial Group, Inc. to be sold upon exercise of the Warrants referred to in the Registration Statement of our report dated February 18, 2000 with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                       /s/  ERNST & YOUNG LLP


New York, New York
July 10, 2000

                                                                      Exhibit 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Andrew L. Farkas and Adam B. Gilbert, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Insignia Financial Group, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of warrants to purchase shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.



/S/ ANDREW L. FARKAS                            /S/ ROBERT G. KOEN
-----------------------------                   ------------------
Andrew L. Farkas                                Robert G. Koen

/S/ ROBIN L. FARKAS                             /S/ STEPHEN B. SIEGEL
-----------------------------                   ---------------------
Robin L. Farkas                                 Stephen B. Siegel

/S/ ROBERT J. DENISON                           /S/ H. STRAUSS ZELNICK
-----------------------------                   ----------------------
Robert J. Denison                               H. Strauss Zelnick

/S/ ANDREW J.M. HUNTLEY
-----------------------------
Andrew J.M. Huntley